Exhibit 99.1
Marathon Petroleum Corp. Reports First-Quarter 2024 Results
•First-quarter net income attributable to MPC of $937 million, or $2.58 per diluted share; adjusted EBITDA of $3.3 billion
•Net cash provided by operating activities of $1.5 billion; safely and successfully completed largest planned maintenance quarter in MPC history, including at four of its largest refineries
•Advanced midstream growth strategy, with new processing plants in the Marcellus and Permian basins and acquisition of Utica midstream assets; MPLX distributed $550 million to MPC
•Returned $2.5 billion of capital through $2.2 billion of share repurchases and $299 million of dividends
•Announced additional $5 billion share repurchase authorization, further demonstrates commitment to return of capital, which has totaled $35 billion of total capital returned since May 2021

FINDLAY, Ohio, April 30, 2024 – Marathon Petroleum Corp. (NYSE: MPC) today reported net income attributable to MPC of $937 million, or $2.58 per diluted share, for the first quarter of 2024. In the first quarter of 2024, the company recorded an $89 million charge resulting from the quarterly fair-value remeasurement of outstanding performance-based stock compensation. This reduced diluted earnings per share by $0.20. This compares to net income attributable to MPC of $2.7 billion, or $6.09 per diluted share, for the first quarter of 2023.
The first quarter of 2024 adjusted earnings before interest, taxes, depreciation, and amortization (adjusted EBITDA) was $3.3 billion, compared with $5.2 billion for the first quarter of 2023. Adjustments are shown in the accompanying release tables.
“In the first quarter, our team safely and successfully completed the largest planned maintenance quarter in MPC history, including at four of our largest refineries,” said Chief Executive Officer Michael J. Hennigan. “This positions us to meet the high demand of summer travel season. Additionally, we are advancing our midstream growth strategy through disciplined organic investments and targeted bolt-on acquisitions. This quarter we returned $2.5 billion through share repurchases and dividends, bringing MPC’s total capital returned to $35 billion since May 2021. Today, we announced a $5 billion increase to our share repurchase authorization, further demonstrating our commitment to return capital.”

Results from Operations
Adjusted EBITDA (unaudited)

	Three Months Ended March 31,
(In millions)	2024	2023
Refining & Marketing Segment
Segment income from operations	$766	$3,032
Add: Depreciation and amortization	460	464
Refining planned turnaround costs	648	357
Refining & Marketing segment adjusted EBITDA	1,874	3,853

Midstream Segment
Segment income from operations	1,246	1,213
Add: Depreciation and amortization	343	317
Midstream segment adjusted EBITDA	1,589	1,530

Subtotal	3,463	5,383
Corporate	(228)	(184)
Add: Depreciation and amortization	24	19
Adjusted EBITDA	$3,259	$5,218

Refining & Marketing (R&M)
Segment adjusted EBITDA was $1.9 billion in the first quarter of 2024, versus $3.9 billion for the first quarter of 2023. R&M segment adjusted EBITDA was $7.73 per barrel for the first quarter of 2024, versus $15.09 per barrel for the first quarter of 2023. Segment adjusted EBITDA excludes refining planned turnaround costs, which totaled $648 million in the first quarter of 2024 and $357 million in the first quarter of 2023. The decrease in segment adjusted EBITDA was driven by lower market crack spreads and lower throughputs.
R&M margin was $18.99 per barrel for the first quarter of 2024, versus $26.15 per barrel for the first quarter of 2023. Crude capacity utilization was approximately 82%, resulting in total throughput of 2.7 million barrels per day for the first quarter of 2024.
The company completed $648 million of planned turnaround activity in the first quarter of 2024, the highest level in company history. Turnarounds lowered utilization to 82%, which contributed to refining operating costs per barrel of $6.14.
Midstream
Segment adjusted EBITDA was $1.6 billion in the first quarter of 2024, versus $1.5 billion for the first quarter of 2023. The results were primarily driven by higher rates and higher processing volumes.
Corporate and Items Not Allocated
Corporate expenses totaled $228 million in the first quarter of 2024, compared with $184 million in the first quarter of 2023. The variance was driven by the portion of the fair value remeasurement of outstanding performance-based stock compensation attributed to Corporate.
Financial Position, Liquidity, and Return of Capital
As of March 31, 2024, MPC had $7.6 billion of cash, cash equivalents, and short-term investments and $5 billion available on its bank revolving credit facility.

In the first quarter, the company returned approximately $2.5 billion of capital to shareholders through $2.2 billion of share repurchases and $299 million of dividends. Through April 26, the company repurchased an additional $0.8 billion of company shares.

Additionally, the Board of Directors has approved an incremental $5 billion share repurchase authorization. With the addition of this new authorization, the company currently has approximately $8.8 billion available under its share repurchase authorizations. The company may utilize various methods to effect the repurchases, which could include open market repurchases, negotiated block transactions, accelerated share repurchases, tender offers or open market solicitations for shares, some of which may be effected through Rule 10b5-1 plans. The timing of repurchases will depend upon several factors, including market and business conditions, and repurchases may be suspended or discontinued at any time.
Strategic and Operations Update
MPC’s 2024 capital spending plan includes executing on a multi-year infrastructure investment at its Los Angeles refinery and the construction of a 90,000 barrel per day distillate hydrotreater at its Galveston Bay refinery. In addition to these large projects, the company is executing on smaller projects that offer high returns targeted at enhancing refinery yields, improving energy efficiency, and lowering costs.
MPLX is advancing growth projects anchored in the Marcellus and Permian basins. MPLX’s integrated footprints in these basins have positioned the partnership with a steady source of opportunities to expand its value chains. In the Permian, startup is commencing on the 200 million cubic feet per day (mmcf/d) Preakness ll processing plant. In the Marcellus, the 200 mmcf/d Harmon Creek ll processing plant was placed into operation in the first quarter.
MPLX enhanced its Utica footprint through the acquisition of additional ownership interest in existing joint ventures and a dry gas gathering system for $625 million. The transaction closed in March 2024. Additionally, MPLX announced the expansion of its Permian natural gas value chain, increasing its footprint in the region for future growth. MPLX entered into a definitive agreement to strategically combine the Whistler Pipeline and Rio Bravo Pipeline project in a newly formed joint venture. The transaction is expected to close in the second quarter of 2024, subject to receipt of required regulatory approvals and satisfaction of other customary closing conditions.

Second-Quarter 2024 Outlook

Refining & Marketing Segment:
Refining operating costs per barrel(a)	$4.95
Distribution costs (in millions)	$1,500
Refining planned turnaround costs (in millions)	$200
Depreciation and amortization (in millions)	$485

Refinery throughputs (mbpd):
Crude oil refined	2,775
Other charge and blendstocks	190
Total	2,965

Corporate (includes $20 million of D&A)	$200

(a)Excludes refining planned turnaround and depreciation and amortization expense.

Conference Call
At 11:00 a.m. ET today, MPC will hold a conference call and webcast to discuss the reported results and provide an update on company operations. Interested parties may listen by visiting MPC’s website at www.marathonpetroleum.com. A replay of the webcast will be available on the company’s website for two weeks. Financial information, including the earnings release and other investor-related materials, will also be available online prior to the conference call and webcast at www.marathonpetroleum.com.

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About Marathon Petroleum Corporation
Marathon Petroleum Corporation (MPC) is a leading, integrated, downstream energy company headquartered in Findlay, Ohio. The company operates the nation’s largest refining system. MPC’s marketing system includes branded locations across the United States, including Marathon brand retail outlets. MPC also owns the general partner and majority limited partner interest in MPLX LP, a midstream company that owns and operates gathering, processing, and fractionation assets, as well as crude oil and light product transportation and logistics infrastructure. More information is available at www.marathonpetroleum.com.
Investor Relations Contacts: (419) 421-2071
Kristina Kazarian, Vice President Finance and Investor Relations
Brian Worthington, Director, Investor Relations
Kenan Kinsey, Supervisor, Investor Relations

Media Contact: (419) 421-3577
Jamal Kheiry, Communications Manager

References to Earnings and Defined Terms
References to earnings mean net income attributable to MPC from the statements of income. Unless otherwise indicated, references to earnings and earnings per share are MPC’s share after excluding amounts attributable to noncontrolling interests.
Forward-Looking Statements
This press release contains forward-looking statements regarding MPC. These forward-looking statements may relate to, among other things, MPC’s expectations, estimates and projections concerning its business and operations, financial priorities, strategic plans and initiatives, capital return plans, capital expenditure plans, operating cost reduction objectives, and environmental, social and governance (“ESG”) plans and goals, including those related to greenhouse gas emissions and intensity reduction targets, freshwater withdrawal intensity reduction targets, diversity, equity and inclusion targets and ESG reporting. Forward-looking and other statements regarding our ESG plans and goals are not an indication that these statements are material to investors or are required to be disclosed in our filings with the Securities Exchange Commission (SEC). In addition, historical, current, and forward-looking ESG-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future. You can identify forward-looking statements by words such as “anticipate,” “believe,” “commitment,” “could,” “design,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “intend,” “may,” “objective,” “opportunity,” “outlook,” “plan,“ “policy,” “position,” “potential,” “predict,” “priority,” “project,” “prospective,” “pursue,”

“seek,” “should,” “strategy,” “target,” “will,” “would” or other similar expressions that convey the uncertainty of future events or outcomes. MPC cautions that these statements are based on management’s current knowledge and expectations and are subject to certain risks and uncertainties, many of which are outside of the control of MPC, that could cause actual results and events to differ materially from the statements made herein. Factors that could cause MPC’s actual results to differ materially from those implied in the forward-looking statements include but are not limited to: political or regulatory developments, including changes in governmental policies relating to refined petroleum products, crude oil, natural gas, NGLs, or renewables, or taxation; volatility in and degradation of general economic, market, industry or business conditions, including as a result of pandemics, other infectious disease outbreaks, natural hazards, extreme weather events, regional conflicts such as hostilities in the Middle East and in Ukraine, inflation or rising interest rates; the regional, national and worldwide demand for refined products and renewables and related margins; the regional, national or worldwide availability and pricing of crude oil, natural gas, NGLs and other feedstocks and related pricing differentials; the adequacy of capital resources and liquidity and timing and amounts of free cash flow necessary to execute our business plans, effect future share repurchases and to maintain or grow our dividend; the success or timing of completion of ongoing or anticipated projects; the timing and ability to obtain necessary regulatory approvals and permits and to satisfy other conditions necessary to complete planned projects or to consummate planned transactions within the expected timeframes if at all; the availability of desirable strategic alternatives to optimize portfolio assets and the ability to obtain regulatory and other approvals with respect thereto; our ability to successfully implement our sustainable energy strategy and principles and achieve our ESG plans and goals within the expected timeframes if at all; changes in government incentives for emission-reduction products and technologies; the outcome of research and development efforts to create future technologies necessary to achieve our ESG plans and goals; our ability to scale projects and technologies on a commercially competitive basis; changes in regional and global economic growth rates and consumer preferences, including consumer support for emission-reduction products and technology; industrial incidents or other unscheduled shutdowns affecting our refineries, machinery, pipelines, processing, fractionation and treating facilities or equipment, means of transportation, or those of our suppliers or customers; the imposition of windfall profit taxes or maximum refining margin penalties on companies operating within the energy industry in California or other jurisdictions; the impact of adverse market conditions or other similar risks to those identified herein affecting MPLX; and the factors set forth under the heading “Risk Factors” and “Disclosures Regarding Forward-Looking Statements” in MPC’s and MPLX’s Annual Reports on Form 10-K for the year ended Dec. 31, 2023, and in other filings with the SEC. Any forward-looking statement speaks only as of the date of the applicable communication and we undertake no obligation to update any forward-looking statement except to the extent required by applicable law.

Copies of MPC's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other SEC filings are available on the SEC’s website, MPC's website at https://www.marathonpetroleum.com/Investors/ or by contacting MPC's Investor Relations office. Copies of MPLX's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other SEC filings are available on the SEC’s website, MPLX's website at http://ir.mplx.com or by contacting MPLX's Investor Relations office.

Consolidated Statements of Income (unaudited)

	Three Months Ended March 31,
(In millions, except per-share data)	2024	2023
Revenues and other income:
Sales and other operating revenues	$32,706	$34,864
Income from equity method investments	204	133
Net gain on disposal of assets	20	3
Other income	281	77
Total revenues and other income	33,211	35,077
Costs and expenses:
Cost of revenues (excludes items below)	29,593	29,294
Depreciation and amortization	827	800
Selling, general and administrative expenses	779	691
Other taxes	228	231
Total costs and expenses	31,427	31,016
Income from operations	1,784	4,061
Net interest and other financial costs	179	154
Income before income taxes	1,605	3,907
Provision for income taxes	293	823
Net income	1,312	3,084
Less net income attributable to:
Redeemable noncontrolling interest	10	23
Noncontrolling interests	365	337
Net income attributable to MPC	$937	$2,724

Per share data
Basic:
Net income attributable to MPC per share	$2.59	$6.13
Weighted average shares outstanding (in millions)	361	444

Diluted:
Net income attributable to MPC per share	$2.58	$6.09
Weighted average shares outstanding (in millions)	362	447

Income Summary (unaudited)

	Three Months Ended March 31,
(In millions)	2024	2023
Refining & Marketing	$766	$3,032
Midstream	1,246	1,213
Corporate	(228)	(184)
Income from operations	$1,784	$4,061

Capital Expenditures and Investments (unaudited)

	Three Months Ended March 31,
(In millions)	2024	2023
Refining & Marketing	$291	$421
Midstream	327	241
Corporate(a)	18	28
Total	$636	$690

(a)Includes capitalized interest of $12 million and $21 million for the first quarter 2024 and the first quarter 2023, respectively.

Refining & Marketing Operating Statistics (unaudited)

Dollar per Barrel of Net Refinery Throughput	Three Months Ended March 31,
	2024	2023
Refining & Marketing margin(a)	$18.99	$26.15
Less:
Refining operating costs(b)	6.14	5.68
Distribution costs(c)	5.95	5.26
Other (income) loss(d)	(0.83)	0.12
Refining & Marketing segment adjusted EBITDA	7.73	15.09
Less:
Refining planned turnaround costs	2.67	1.40
Depreciation and amortization	1.90	1.82
Refining & Marketing income from operations	$3.16	$11.87

Fees paid to MPLX included in distribution costs above	$3.99	$3.66

(a)Sales revenue less cost of refinery inputs and purchased products, divided by net refinery throughput.
(b)Excludes refining planned turnaround and depreciation and amortization expense.
(c)Excludes depreciation and amortization expense.
(d)Includes income or loss from equity method investments, net gain or loss on disposal of assets and other income or loss.

Refining & Marketing - Supplemental Operating Data	Three Months Ended March 31,
	2024	2023
Refining & Marketing refined product sales volume (mbpd)(a)	3,277	3,352
Crude oil refining capacity (mbpcd)(b)	2,950	2,898
Crude oil capacity utilization (percent)(b)	82	89

Refinery throughputs (mbpd):
Crude oil refined	2,427	2,566
Other charge and blendstocks	237	271
Net refinery throughputs	2,664	2,837

Sour crude oil throughput (percent)	46	41
Sweet crude oil throughput (percent)	54	59

Refined product yields (mbpd):
Gasoline	1,370	1,508
Distillates	943	1,024
Propane	64	67
NGLs and petrochemicals	166	157
Heavy fuel oil	69	31
Asphalt	81	84
Total	2,693	2,871
Inter-region refinery transfers excluded from throughput and yields above (mbpd)	73	45

(a)Includes intersegment sales.
(b)Based on calendar day capacity, which is an annual average that includes downtime for planned maintenance and other normal operating activities.

Refining & Marketing - Supplemental Operating Data by Region (unaudited)
The per barrel for Refining & Marketing margin is calculated based on net refinery throughput (excludes inter-refinery transfer volumes). The per barrel for the refining operating costs, refining planned turnaround costs and refining depreciation and amortization for the regions, as shown in the tables below, is calculated based on the gross refinery throughput (includes inter-refinery transfer volumes).
Refining operating costs exclude refining planned turnaround costs and refining depreciation and amortization expense.

Gulf Coast Region	Three Months Ended March 31,
	2024	2023
Dollar per barrel of refinery throughput:
Refining & Marketing margin	$18.81	$25.94
Refining operating costs	4.95	4.55
Refining planned turnaround costs	3.56	2.59
Refining depreciation and amortization	1.56	1.44

Gulf Coast Region	Three Months Ended March 31,
	2024	2023
Refinery throughputs (mbpd):
Crude oil refined	983	956
Other charge and blendstocks	180	195
Gross refinery throughputs	1,163	1,151

Sour crude oil throughput (percent)	57	41
Sweet crude oil throughput (percent)	43	59

Refined product yields (mbpd):
Gasoline	569	622
Distillates	399	401
Propane	36	38
NGLs and petrochemicals	111	95
Heavy fuel oil	56	3
Asphalt	15	18
Total	1,186	1,177
Inter-region refinery transfers included in throughput and yields above (mbpd)	41	16

Mid-Continent Region	Three Months Ended March 31,
	2024	2023
Dollar per barrel of refinery throughput:
Refining & Marketing margin	$18.75	$26.78
Refining operating costs	5.48	5.26
Refining planned turnaround costs	1.12	0.47
Refining depreciation and amortization	1.64	1.56

Refinery throughputs (mbpd):
Crude oil refined	1,031	1,111
Other charge and blendstocks	78	76
Gross refinery throughputs	1,109	1,187

Sour crude oil throughput (percent)	27	27
Sweet crude oil throughput (percent)	73	73

Refined product yields (mbpd):
Gasoline	588	621
Distillates	389	437
Propane	19	19
NGLs and petrochemicals	33	37
Heavy fuel oil	16	11
Asphalt	66	66
Total	1,111	1,191
Inter-region refinery transfers included in throughput and yields above (mbpd)	13	7

West Coast Region	Three Months Ended March 31,
	2024	2023
Dollar per barrel of refinery throughput:
Refining & Marketing margin	$20.04	$25.16
Refining operating costs	9.75	8.49
Refining planned turnaround costs	3.75	0.80
Refining depreciation and amortization	1.54	1.36

Refinery throughputs (mbpd):
Crude oil refined	413	499
Other charge and blendstocks	52	45
Gross refinery throughputs	465	544

Sour crude oil throughput (percent)	65	73
Sweet crude oil throughput (percent)	35	27

Refined product yields (mbpd):
Gasoline	244	279
Distillates	164	190
Propane	9	10
NGLs and petrochemicals	28	34
Heavy fuel oil	24	35
Asphalt	—	—
Total	469	548
Inter-region refinery transfers included in throughput and yields above (mbpd)	19	22

Midstream Operating Statistics (unaudited)

	Three Months Ended March 31,
	2024	2023
Pipeline throughputs (mbpd)(a)	5,389	5,697
Terminal throughputs (mbpd)	2,930	3,091
Gathering system throughputs (million cubic feet per day)(b)	6,226	6,359
Natural gas processed (million cubic feet per day)(b)	9,371	8,605
C2 (ethane) + NGLs fractionated (mbpd)(b)	632	593

(a)Includes common-carrier pipelines and private pipelines contributed to MPLX. Excludes equity method affiliate pipeline volumes.
(b)Includes amounts related to unconsolidated equity method investments on a 100% basis.

Select Financial Data (unaudited)

	March 31, 2024	December 31, 2023
(In millions)
Cash and cash equivalents	$3,175	$5,443
Short-term investments	4,399	4,781
Total consolidated debt(a)	27,289	27,283
MPC debt	6,845	6,852
MPLX debt	20,444	20,431
Redeemable noncontrolling interest	561	895
Equity	29,210	30,504
Shares outstanding	355	368

(a)    Net of unamortized debt issuance costs and unamortized premium/discount, net.
Non-GAAP Financial Measures
Management uses certain financial measures to evaluate our operating performance that are calculated and presented on the basis of methodologies other than in accordance with GAAP. The non-GAAP financial measures we use are as follows:
Adjusted EBITDA
Amounts included in net income (loss) attributable to MPC and excluded from adjusted EBITDA include (i) net interest and other financial costs; (ii) provision/benefit for income taxes; (iii) noncontrolling interests; (iv) depreciation and amortization; (v) refining planned turnaround costs and (vi) other adjustments as deemed necessary, as shown in the table below. We believe excluding turnaround costs from this metric is useful for comparability to other companies as certain of our competitors defer these costs and amortize them between turnarounds.
Adjusted EBITDA is a financial performance measure used by management, industry analysts, investors, lenders, and rating agencies to assess the financial performance and operating results of our ongoing business operations. Additionally, we believe adjusted EBITDA provides useful information to investors for trending, analyzing and benchmarking our operating results from period to period as compared to other companies that may have different financing and capital structures. Adjusted EBITDA should not be considered as a substitute for, or superior to income (loss) from operations, net income attributable to MPC, income before income taxes, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.
Reconciliation of Net Income Attributable to MPC to Adjusted EBITDA (unaudited)

	Three Months Ended March 31,
(In millions)	2024	2023
Net income attributable to MPC	$937	$2,724
Net income attributable to noncontrolling interests	375	360
Provision for income taxes	293	823
Net interest and other financial costs	179	154
Depreciation and amortization	827	800
Refining planned turnaround costs	648	357
Adjusted EBITDA	$3,259	$5,218

Refining & Marketing Margin
Refining & Marketing margin is defined as sales revenue less cost of refinery inputs and purchased products. We use and believe our investors use this non-GAAP financial measure to evaluate our Refining & Marketing segment’s operating and financial performance as it is the most comparable measure to the industry’s market reference product margins. This measure should not be considered a substitute for, or superior to, Refining & Marketing gross margin or other measures of financial performance prepared in accordance with GAAP, and our calculation thereof may not be comparable to similarly titled measures reported by other companies.
Reconciliation of Refining & Marketing Segment Adjusted EBITDA to Refining & Marketing Gross Margin and Refining & Marketing Margin (unaudited)

	Three Months Ended March 31,
(In millions)	2024	2023
Refining & Marketing segment adjusted EBITDA	$1,874	$3,853
Plus (Less):
Depreciation and amortization	(460)	(464)
Refining planned turnaround costs	(648)	(357)
Selling, general and administrative expenses	629	592
(Income) loss from equity method investments	(23)	36
Net gain on disposal of assets	—	(3)
Other income	(244)	(51)
Refining & Marketing gross margin	1,128	3,606
Plus (Less):
Operating expenses (excluding depreciation and amortization)	3,148	2,745
Depreciation and amortization	460	464
Gross margin excluded from and other income included in Refining & Marketing margin(a)	(73)	(67)
Other taxes included in Refining & Marketing margin	(59)	(71)
Refining & Marketing margin	$4,604	$6,677

Refining & Marketing margin by region:
Gulf Coast	$1,920	$2,651
Mid-Continent	1,870	2,844
West Coast	814	1,182
Refining & Marketing margin	$4,604	$6,677

(a)Reflects the gross margin, excluding depreciation and amortization, of other related operations included in the Refining & Marketing segment and processing of credit card transactions on behalf of certain of our marketing customers, net of other income.